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                                                                     EXHIBIT 5.1


[Sherwin-Williams  Letterhead]



May 17, 2001

The Sherwin-Williams Company
101 Prospect Avenue, N.W.
Cleveland, Ohio 44115

Ladies and Gentlemen:

         As General Counsel for The Sherwin-Williams Company, an Ohio corporation ("Sherwin-Williams"), I am delivering this opinion for use as an Exhibit to the Registration Statement on Form S-3 of Sherwin-Williams (the "Registration Statement") to be filed on or about May 17, 2001 with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to 5,650,000 shares of Sherwin-Williams' common stock (the "Shares"), par value $.01 per share, to be offered and sold from time to time by a selling stockholder of Sherwin-Williams listed in the Registration Statement. The Shares are the maximum number of shares which will become issuable upon conversion of Sherwin-Williams' Convertible Participating Serial Preferred Stock, without par value (the "Convertible Preferred Stock").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act").

         I have examined the following in connection with this opinion: (i) the Amended Articles of Incorporation and Regulations of Sherwin-Williams, (ii) the Registration Statement, (iii) the Stock Purchase Agreement, dated April 18, 2001, between Sherwin-Williams and the selling stockholder, (iv) the Registration Rights Agreement, dated April 18, 2001, between Sherwin-Williams and the selling stockholder, and (iv) certain resolutions of the Board of Directors of Sherwin-Williams adopted at a meeting duly held on February 7, 2001 relating to the issuance of the Convertible Preferred Stock. I have also examined such records, certificates and other documents relating to Sherwin-Williams that I have considered necessary or appropriate for the purpose of this opinion.

         In making such examination and rendering the opinion set forth below, I have assumed: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to me as originals;
(iii) the conformity of originals of all documents submitted to me as certified, telecopied, photostated or reproduced copies and the authenticity of all originals of such documents; and (iv) the legal capacity of all natural persons.

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         I am registered to practice law in the State of Ohio and do not express any opinion on any laws other than the laws of the State of Ohio and the federal securities laws of the United States of America. This opinion speaks as of today's date and is limited to present statutes, regulations and judicial interpretations. In rendering this opinion, I assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise or should the agreements or other documents (or forms thereof) that I have examined in connection with this opinion hereafter be changed.

         With respect to any Shares held as treasury shares that may be sold, my opinion is also subject to the condition that such Shares have been validly issued before they were reacquired by Sherwin-Williams and became treasury shares, and I have assumed that certificates evidencing the Shares have been duly countersigned by the applicable registrar and transfer agent.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that, when the Registration Statement has become effective in accordance with applicable law and appropriate corporate action has been taken with respect to the Shares, the Shares will have been duly authorized and, when issued upon conversion of the Convertible Preferred Stock in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus included in Part 1 of the Registration Statement. In giving my consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.


                                             Very truly yours,


                                             /s/ L.E. Stellato